Exhibit 10.30

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

DATED October 23, 2020

(1)            SLA PROPERTY COMPANY LIMITED

(2)            PLANT HIRE UK LIMITED

LEASE
RELATING TO
LAND ON THE EAST SIDE OF
HAYDOCK LANE, ST HELENS,
MERSEYSIDE

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

i

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

H.M. LAND REGISTRY		TITLE NUMBER MS 189760	
ORDNANCE SURVEY PLAN REFERENCE	SJ 5597	SECTION E	Scale 1/2500
COUNTY MERSEYSIDE	DISTRICT ST. HELENS		© Crown copyright

NOTE: AREAS ON THIS PLAN ARE EXPRESSED IN ACRES AND HECTARES.

Depot
Warehouse
Engineering Works
8173
A 580
HAYDOCK
FILED PLAN
H.M. LAND
REGISTRY
10/83

This official copy is incomplete without the preceding notes page.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

THIS LEASE is made the day of October 23, 2020

BETWEEN:

(1)	SLA PROPERTY COMPANY LIMITED incorporated and registered in England and Wales with company number 01203396 whose registered office is at 153 Princess Street, Ipswich, IP1 1QJ (the “Landlord”); and

(2)	PLANT HIRE UK LIMITED incorporated and registered in England and Wales with company number 05457700 whose registered office is at Plant Hire UK Ltd Haydock Lane Industrial Estate, Haydock Lane, St Helens, Merseyside, WA11 9UY (the “Tenant”).

NOW IT IS HEREBY AGREED as follows:-

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

“Annual Rent”	means rent at the rate of FIFTY THOUSAND POUNDS (£50,000.00) per annum.
“Group Company”	a company within the same group of companies as the Tenant within the meaning of section 42(1) of the LTA 1954.
“Interest Rate”	means 4% per annum above the base rate from time to time of National Westminster Bank Plc.
“LTA 1954”	means Landlord and Tenant Act 1954.
“Permitted Use”	means use as a plant hire with associated use and ancillary offices.
“Property”	means land on the east side of Haydock Lane, Haydock, St Helens, Merseyside registered under Title Number MS189760;
“Rent Commencement Date”	29 September 2020
“Service Media”	means all media for the supply or removal of heat, electricity, gas, water, sewage, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Term”	means a term of five years beginning on, and including 29 September 2020 and ending on, and including 28 September 2025.
“VAT”	means value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.2	A reference to this “lease”, except a reference to the date of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3	A reference to the “Landlord” includes a reference to the person entitled to the immediate reversion to this lease.

1.4	Unless the context otherwise requires, references to the “Property” are to the whole and any part of them or it.

1.5	A reference to the “end of the Term” is to the end of the Term however it ends.

1.6	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.7	A reference to laws in general is a reference to all local, national and directly applicable supra- national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

1.8	Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.9	Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.10	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.11	Unless the context otherwise requires, references to clauses are to the clauses of this lease.

1.12	Clause headings shall not affect the interpretation of this lease.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

1.13	Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	A reference to writing or written includes fax.

1.15	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.16	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

2.	GRANT

2.1	The Landlord lets the Property to the Tenant for the Term.

2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4, and subject to all rights, restrictions and covenants affecting the Property.

2.3	The grant is made with the Tenant paying to the Landlord as rent, the Annual Rent and all VAT in respect of it, and all other sums due under this lease.

3.	ANCILLARY RIGHTS

3.1	The Landlord grants the Tenant the following rights (the “Rights”) to use in common with the Landlord and any other person authorised by the Landlord:

3.1.1	the right to use and to connect into any Service Media at the Property that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease; and

3.1.2	the right of support and running of utilities and other supplies to and from the Property in and through the Service Media.

3.2	In relation to the Right mentioned in clause 3.1.1, the Landlord may, at its discretion, re-route or replace any such Service Media and that Right shall then apply in relation to the Service Media as re-routed or replaced.

3.3	In relation to the Right mentioned in clause 3.1, the Tenant shall:

3.3.1	except in case of emergency, give reasonable notice to the Landlord and the occupier of that part of the Property of its intention to exercise that Right;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

3.3.2	cause as little damage as possible to the Property and to any property belonging to or used by the Landlord or the tenants or occupiers of the relevant part of the Property;

3.3.3	cause as little inconvenience as possible to the Landlord and the tenants and occupiers of the relevant part of the Property as is reasonably practicable; and

3.3.4	promptly make good any damage caused to the Property, or to any property belonging to or used by the Landlord or the tenants or occupiers of the relevant part of the Property, by reason of the Tenant exercising that Right.

3.4	The Tenant shall exercise the Rights:

3.4.1	only in connection with its use of the Property for the Permitted Use, and in a manner that is consistent with its obligations in clause 12.4; and

3.4.2	in accordance with all relevant laws.

3.5	Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over any other part of the Property or any other property or is to be taken to show that the Tenant may have any right over any other part of the Property or any other property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

3.6	Within one month after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to remove all entries on the Landlord’s title relating to the easements granted by this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly; the Tenant shall keep the Landlord informed of the progress and completion of its application.

4.	RIGHTS EXCEPTED AND RESERVED

4.1	The following rights are excepted and reserved from this lease to the Landlord (the “Reservations”):

4.1.1	rights of light, air, support and protection as those rights are capable of being enjoyed at any time during the Term;

4.1.2	the right to use and to connect into Service Media at, but not forming part of, the Property; the right to install and construct Service Media at the Property (whether or not such Service Media also serve the Property) and to connect into and use such Service Media; and the right to re-route any Service Media mentioned in this clause;

4.1.3	the right to enter the Property for any purpose mentioned in this lease or connected with it or with the Landlord’s interest in any adjoining property or any other property or to carry out any works to any other part of the Property, at any reasonable time and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

4.1.4	at any time during the Term, the full and free right to build into any boundary of the Property, and to develop land other than the Property, whether or not such land is owned by the Landlord, as the Landlord may think fit; and

4.2	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them and by anyone authorised by the Landlord.

4.3	The Landlord shall not be liable for any loss or inconvenience to the Tenant by reason of the exercise of any of the Reservations (other than any loss or inconvenience in respect of which the law prevents the Landlord excluding liability).

5.	THE ANNUAL RENT AND OTHER PAYMENTS

5.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on the usual quarter days by direct debit or such other method as the Landlord such notify the Tenant.

5.2	The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the date of this lease and ending on the day before the next rent payment date.

5.3	The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications and data and other services and utilities to or from the Property. If any such costs are charged in respect of the Property together with other property, the Tenant shall pay a fair proportion (determined conclusively by the Landlord except as to questions of law and in the absence of any manifest error) of the total.

5.4	The Tenant shall pay all rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there, other than:

5.4.1	any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

5.4.2	any taxes (other than VAT and insurance premium tax) payable by the Landlord by reason of the receipt of any of the rents due under this lease.

If any such rates, taxes or other impositions and outgoings are payable in respect of the Property together with other property the Tenant shall pay a fair proportion (determined conclusively by the Landlord except as to questions of law and in the absence of any manifest error) of the total.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

5.5	All sums payable by the Tenant are exclusive of any VAT that may be chargeable and the Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease. Every obligation on the Tenant under or in connection with this lease to pay, refund or to indemnify the Landlord or any other person any money or against any liability includes an obligation to pay, refund or indemnify against any VAT, or an amount equal to any VAT, chargeable in respect of it.

5.6	The Tenant shall pay the costs and expenses (assessed on a full indemnity basis) of the Landlord, including any solicitors’ or other professionals’ costs and expenses and whether incurred during or after the end of the Term, in connection with or in contemplation of the enforcement of the tenant covenants of this lease and with any consent applied for in connection with this lease and the preparing and serving of any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court.

5.7	If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest on that amount at the Interest Rate (both before and after any judgment). Such interest shall accrue on a daily basis for the period beginning on the due date and ending on the date of payment.

5.8	The Annual Rent and all other money due under this lease are to be paid by the Tenant without deduction, counterclaim or set-off

6.	INSURANCE

6.1	The Landlord shall keep the Property insured against loss or damage by fire and such other risks as the Landlord considers in its discretion prudent to insure against, provided that such insurance is available in the market on reasonable terms acceptable to the Landlord. The Landlord shall inform the Tenant of relevant terms of its insurance policy.

6.2	The Tenant shall pay on demand a fair proportion of the cost to the Landlord of the insurance of the Property in accordance with clause 6.1 and of insurance against loss of the Annual Rent for a period not exceeding three years (and any insurance premium tax in relation to that amount).

6.3	If the Property is damaged or destroyed by a risk against which the Landlord has insured so as to make the Property unfit for occupation and use, and the Landlord has not repaired the Property so as to make the it fit for occupation and use within two years of it having been damaged or destroyed, then the Landlord may determine this lease by giving notice to the Tenant.

6.4	If the Property is damaged or destroyed by a risk against which the Landlord has insured so as to make the Property unfit for occupation and use, then provided that:

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

6.4.1	the Landlord’s insurance policy has not been vitiated in whole or part by any act or omission of the Tenant or any person at the Property with the actual or implied authority of the Tenant; and

6.4.2	the Landlord has not repaired the Property so as to make the Property fit for occupation and use within Two years of it having been damaged or destroyed,

the Tenant may determine this lease by giving notice to the Landlord.

6.5	If the Property is damaged or destroyed by a risk against which the Landlord is not obliged to insure pursuant to clause 6.1, so as to make the Property unfit for occupation and use, and the Landlord has not repaired the Property so as to make the Property fit for occupation and use within two months of the damage or destruction, then the Landlord or the Tenant may terminate this lease by giving notice to the other.

6.6	In any case where the Tenant is able to terminate this lease pursuant to this clause (or would be able to if the period of two years mentioned in clause 6.4.2 or the period of two years mentioned in clause 6.5 had ended), then:

6.6.1	payment of the Annual Rent (or a fair proportion of it according to the nature and extent of the damage) shall be suspended; and

6.6.2	the Tenant shall not be liable to carry out any works of repair to the Property until the Property has been repaired so as to make the Property fit for occupation and use or, if earlier, this lease is terminated.

6.7	If this lease is terminated pursuant to this clause, then the termination shall be without prejudice to any right or remedy of the Landlord in respect of any antecedent breach of the tenant covenants of this lease.

6.8	Nothing in this clause shall oblige the Landlord to repair the Property.

7.	PROHIBITION OF DEALINGS

7.1	Except as expressly permitted by clause 8 the Tenant shall not:

7.1.1	assign, underlet, charge, part with or share possession or share occupation of this lease or the whole or part of the Property; or

7.1.2	assign, part with or share any of the benefits or burdens of this lease, or in any interest derived from it, whether by a virtual assignment or other similar arrangement; or

7.1.3	hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

8.	SHARING OCCUPATION

8.1	The Tenant may share occupation of the Property with a Group Company for as long as that company remains a Group Company and provided that no relationship of landlord and tenant is established by that arrangement.

9.	REPAIRS AND DECORATION

9.1	The Tenant shall keep the Property clean and tidy, including cleaning the inside and outside of the windows at the Property, and shall make good any damage caused to the Property by any act or omission of the Tenant or any person under the control of the Tenant.

9.2	The Tenant shall replace any plate glass or other window glass that becomes cracked or broken.

9.3	The Tenant shall decorate the Property in the last three months before the end of the Term to the satisfaction of the Landlord and using materials and colours approved by the Landlord.

9.4	The Tenant shall keep the Property in good repair and condition and any Service Media within and exclusively serving the Property in reasonable working order and to remedy any disrepair which results from any risk against which the Landlord has insured (provided that the Tenant, or any person at the Property with the actual or implied authority of the Tenant, has not vitiated the Landlord’s insurance policy).

10.	ALTERATIONS AND SIGNS

The Tenant shall not make any alteration to the Property (including any Service Media forming part of the Property), other than the installation and removal of non-structural, demountable shop fittings and provided that, such alterations do not affect the Permitted Use in accordance with clause 12.1 and where reasonably required by the Landlord, it removes any such fittings before the end of the Term and makes good any damage to the Property and to any part of the Property caused by any such installation or removal.

11.	BREACH OF REPAIR AND MAINTENANCE OBLIGATIONS

The Landlord may enter the Property to inspect its condition and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition of the Property. The Tenant shall carry out and complete any works needed to remedy that breach within the time reasonably required by the Landlord, in default of which the Landlord may enter the Property and carry out the works needed. The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

12.	USE

12.1	The Tenant shall not use the Property for any purpose except the Permitted Use provided that the Permitted Use shall not become a taxable property in accordance with Schedule 29A of the Finance Act 2004.

12.2	The Tenant shall not leave any refuse on any street or pavement outside the Property except at such times and in such manner as accord with the arrangements for the collection of refuse from the Property by the local authority.

12.3	The Tenant shall load and unload goods only at such times as accord with any bylaws or parking restrictions imposed by the local authority.

12.4	The Tenant shall not use the Property, or exercise any of the Rights:

12.4.1	for any illegal purpose; or

12.4.2	for any purpose or in a manner that would cause any loss, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Property or any owner or occupier of any other property; or

12.4.3	in any way that would vitiate the Landlord’s insurance of the Property; or

12.4.4	in a manner that interferes with any right subject to which this lease is granted.

12.5	The Tenant shall not overload any structural part of the Property nor any Service Media at or serving the Property.

13.	COMPLIANCE WITH LAWS

The Tenant shall comply with all laws relating to the Property and the occupation and use of the Property by the Tenant, to the use of all Service Media and machinery and equipment at or serving the Property, and to all materials kept at or disposed from the Property.

14.	RETURNING THE PROPERTY TO THE LANDLORD

14.1	At the end of the Term, the Tenant shall return the Property to the Landlord in the condition required by this lease and shall remove from the Property all stock and chattels belonging to or used by it.

14.2	The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any stock, chattels, fittings or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the Term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

15.	INDEMNITY

The Tenant shall keep the Landlord indemnified against all liabilities, expenses, costs (including but not limited to any solicitors’ or other professionals’ costs and expenses), claims, damages and losses (including but not limited to any diminution in the value of the Landlord’s interest in the Property and loss of amenity of the Property) suffered or incurred by the Landlord arising out of or in connection with any breach of any tenant covenants in this lease, or any act or omission of the Tenant or any person on the Property with its actual or implied authority.

16.	LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

17.	RE-ENTRY AND FORFEITURE

17.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

17.1.1	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not; or

17.1.2	any breach of any condition or tenant covenant of this lease.

17.2	If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any antecedent breach of the tenant covenants of this lease.

18.	JOINT AND SEVERAL LIABILITY

18.1	Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

18.2	The obligations of the Tenant arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

19.	NOTICES

19.1	Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be:

19.1.1	in writing and for the purposes of this clause an email is not in writing; and

19.1.2	given:

(a)	by hand or by pre-paid first-class post or other next working day delivery service at the party’s registered office address (if the party is a company) or (in any other case) at the party’s principal place of business; or

(b)	by fax to the party’s main fax number.

19.2	If a notice complies with the criteria in clause 19.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received:

19.2.1	if delivered by hand, at the time the notice is left at the proper address;

19.2.2	if sent by pre-paid first-class post or other next working day delivery service, on the second working day after posting; or

19.2.3	if sent by fax, at 9.00 am on the next working day after transmission.

19.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

19.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

19.5	Within five working days after receipt of any notice or other communication affecting the Property or the Property the Tenant shall send a copy of the relevant document to the Landlord.

20.	ENTIRE AGREEMENT

This lease and the documents annexed to it constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter.

21.	GOVERNING LAW

This lease and any dispute or claim arising out of it or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

22.	EXCLUSION OF LIABILITY

The parties agree that notwithstanding any provision to the contrary herein the liability of the Landlord (here meaning Suffolk Life Annuities Limited, SLA Property Company Limited and any associated companies and referred to as ‘Suffolk Life’) shall be limited to the net value of the assets held by Suffolk Life on behalf of plan number(s) 303329 & 303330 (or any other plan or plans which may become entitled to the property subject to this clause) at the point in time any claim is made.

23.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

IN WITNESS whereof the parties have executed this Agreement the day and year first before written.

Witness:	/s/ Craig Clarke
Name:	Craig Clarke
Address:	[***]
Occupation:	Property Manager

SIGNED AS A DEED AND DELIVERED by SLA	)
PROPERTY COMPANY LIMITED acting by two	)
Directors or one Director in the presence of	)

Director:	/s/ Jaynie Vincent

Director/Secretary

SIGNED AS A DEED AND DELIVERED by	)
PLANT HIRE UK LIMITED acting by two	)
Directors or one Director and the Secretary	)

Director

Director/Secretary

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SIGNED AS A DEED AND DELIVERED by SLA	)
PROPERTY COMPANY LIMITED acting by two	)
Directors or one Director and the Secretary	)

Director:	/s/ Graham Jones

Director/Secretary

SIGNED AS A DEED AND DELIVERED by	)
PLANT HIRE UK LIMITED acting by two	)
Directors or one Director and the Secretary	)

Director:	/s/ Wayne Illidge

Director/Secretary